EXHIBIT 21

SUBSIDIARIES OF XEROX CORPORATION

The following companies are subsidiaries of Xerox Corporation as of December 31, 2016. Unless otherwise noted, a subsidiary is a company in which Xerox Corporation or a subsidiary of Xerox Corporation holds 50% or more of the voting stock. The names of other subsidiaries have been omitted as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary:

American Photocopy Equipment Company of Pittsburgh, LLC	Delaware
Berney Office Solutions, LLC	Alabama
Capitol Office Solutions, LLC	Delaware
Global Imaging Systems, Inc.	Delaware
Arizona Office Technologies, Inc.	Arizona
ASI Business Solutions, LLC	Texas
Capitol Business Systems, LLC	Pennsylvania
Carolina Office Systems, Inc.	South Carolina
Carr Business Systems, Inc.	New York
Chicago Office Technology Group, Inc.	Illinois
ComDoc, Inc.	Ohio
Conestoga Copiers, Inc. d/b/a Conestoga Business Solutions	Pennsylvania
Connecticut Business Systems, LLC	Delaware
Conway Technology Group, LLC	New Hampshire
Eastern Managed Print Network, LLC	New York
Northeast Office Systems, LLC	Massachusetts
CTX Business Solutions, Inc.	Oregon
Dahill Office Technology Corporation	Texas (26)
Denitech Corporation	Texas
Elan Marketing, Inc. d/b/a Elan Office Systems	Nevada
Electronic Systems, Inc.	Virginia
TML Enterprises, Inc.	Virginia
GDP Technologies, Inc.	Georgia
Global PR Corporation	Illinois
ImageQuest, Inc.	Kansas
Image Technology Specialists, Inc.	Massachusetts
Inland Business Machines, Inc.	California
Integrity One Technologies, Inc.	Indiana
IOS Technology Group, Inc. d/b/a Imagetek Office Systems	Texas
Lucas Business Systems, Inc.	Delaware
Lewan & Associates, Inc.	Colorado
Imaging Concepts of New Mexico, Inc.	New Mexico
Merizon Group Incorporated	Wisconsin
Michigan Office Solutions, Inc.	Michigan
Minnesota Office Technology Group, Inc.	Minnesota
Mr. Copy, Inc.	California
MRC Smart Technology Solutions, Inc.	California
MWB Copy Products, Inc.	California
SoCal Office Technologies, Inc.	California
Martin Whalen Office Solutions, Inc.	Illinois
MW Leasing Company	Illinois
OneSOURCE Managed Services, LLC	Oklahoma
O.O.S.I. Leasing, LLC	Oklahoma
Precision Copier Service, Inc. d/b/a Sierra Office Solutions	Nevada
Quality Business Systems, Inc.	Washington

EXHIBIT 21

Boise Office Equipment, Inc.	Idaho
R. K. Dixon Company	Iowa
Global Iowa Finance, Inc.	Iowa
Saxon Business Systems, Inc.	Florida
Stewart of Alabama, Inc.	Alabama
Zeno Office Solutions, Inc.	Florida
Zeno Financial Services, Inc.	Florida
Zoom Imaging Solutions, Inc.	California
Gyricon, LLC	Delaware
Institute for Research on Learning	Delaware
NewField Information Technology LLC	Pennsylvania
Pacific Services and Development Corporation	Delaware
Palo Alto Research Center Incorporated	Delaware
PARC China Holdings, Inc.	Delaware
Proyectos Inverdoco, C.A.	Venezuela
Stewart Business Systems, LLC	New Jersey
The Xerox Foundation	Delaware
Xerox Argentina Industrial y Comercial S.A.	Argentina (1)
Xerox Capital LLC	Turks & Caicos Islands (8)
Xerox de Chile S.A.	Chile (29)
Xerox DNHC LLC	Delaware
Xerox del Ecuador, S.A.	Ecuador (25)
Xerox Engineering Systems NV	Belgium
Xerox Equipment Limited	Bermuda
Xerox Finance, Inc.	Delaware
Xerox Investments Holding (Bermuda) Limited	Bermuda
Xerox Financial Services LLC	Delaware
Xerox Foreign Sales Corporation	Barbados
Xerox Holdings, Inc.	Delaware
Talegen Holdings, Inc.	Delaware
Xerox International Joint Marketing, Inc.	Delaware
Xerox International Partners	California (9)
Xerox Investments Europe B.V.	Netherlands
XC Global Trading B.V.	Netherlands
XC Trading Singapore Pte Ltd.	Singapore
XC Trading Hong Kong Limited	Hong Kong
XC Trading Japan G.K.	Japan
XC Trading Korea YH	Korea
XC Trading Malaysia Sdn. Bhd.	Malaysia
XC Trading Shenzhen Co., Ltd.	China
Xerox Business Services (Shanghai) Co., Ltd.	China
Xerox Developing Markets Limited	Bermuda
Xerox Equipment UK Limited	United Kingdom
Xerox Holdings (Ireland) Limited	Ireland
Xerox (Europe) Limited	Ireland
NewField Information Technology Limited	United Kingdom
Xerox XF Holdings (Ireland) Limited	Ireland
Xerox Finance (Ireland) Limited	United Kingdom
Xerox Israel Ltd.	Israel
Xerox Middle East Investments (Bermuda) Limited	Bermuda

EXHIBIT 21

Bessemer Insurance Limited	Bermuda
Reprographics Egypt Limited	Egypt
Xerox Egypt S.A.E.	Egypt (5)
Xerox Finance Leasing S.A.E.	Egypt (3)
Xerox Emirates Limited Liability Company	UAE (11)
Xerox Maroc S.A.	Morocco (2)
Xerox Products Limited	Bermuda (15)
Xerox Products UK Limited	United Kingdom
Xerox UK Holdings Limited	United Kingdom
Triton Business Finance Limited	United Kingdom
Xerox Trading Enterprises Limited	United Kingdom
Xerox Overseas Holdings Limited	United Kingdom
Xerox Business Equipment Limited	United Kingdom
Xerox Computer Services Limited	United Kingdom
Xerox Mailing Systems Limited	United Kingdom
Xerox Limited	United Kingdom
ACS Worldwide Lending Limited	United Kingdom
Continua Limited	United Kingdom
Continua Sanctum Limited	United Kingdom
Limited Liability Company Xerox (C.I.S.)	Russia
The Xerox (UK) Trust	United Kingdom
Xerox AS	Norway
Xerox Austria GmbH	Austria
Xerox Global Services GmbH	Austria
Xerox Leasing GmbH	Austria
Xerox Office Supplies GmbH	Austria
Xerox Bulgaria EOOD	Bulgaria
Xerox Büro Araçlari Servis ve Ticaret Ltd. Sti	Turkey
Xerox Canada Inc.	Ontario
Xerox (Barbados) SRL	Barbados (13)
Xerox Finance (Luxembourg) Sarl	Luxembourg
Xerox Canada Finance Inc.	Ontario
Xerox Canada Ltd.	Canada (4)
LaserNetworks Inc.	Ontario
Xerox Financial Services Canada Ltd.	Ontario
Xerox Capital (Europe) Limited	United Kingdom
Concept Group Limited	Scotland
Imaging Business Systems (N.I.) Limited	Northern Ireland
Irish Business Systems Limited (Republic of Ireland)	Republic of Ireland
Xerox (Ireland) Limited	Ireland
Xerox AG	Switzerland
Xerox A/S	Denmark
Xerox Financial Services Danmark A/S	Denmark
Xerox Finance AG	Switzerland
Xerox Manufacturing (Nederland) B.V.	Netherlands
Xerox (Nederland) BV	Netherlands
Xerox Financial Services B.V.	Netherlands
Xerox Servicios Compartidos Guatemala	Guatemala (30)
Xerox Sverige AB	Sweden
Xerox (UK) Limited	United Kingdom

EXHIBIT 21

Bessemer Trust Limited	United Kingdom
Xerox Finance Limited	United Kingdom
Xerox Distributor Operations Limited	United Kingdom
XEROX CZECH REPUBLIC s r.o.	Czech Republic
Xerox Espana, S.A.U.	Spain
Xerox Fabricacion S.A.U.	Spain
Xerox Renting S.A.U.	Spain
Xerox Office Supplies S.A.U.	Spain
Xerox Exports Limited (dormant)	United Kingdom
Xerox Financial Services Belux NV	Belgium
Xerox Financial Services Norway AS	Norway
Xerox Financial Services Sverige AB	Sweden
Xerox Hellas AEE	Greece
Xerox Holding Deutschland GmbH	Germany
Xerox GmbH	Germany
Xerox Dienstleistungsgesellschaft GmbH	Germany
Xerox Leasing Deutschland GmbH	Germany
Xerox Reprographische Services GmbH	Germany
Xerox Hungary Trading Limited	Hungary
Xerox India Limited	India (7)
Xerox Kazakhstan Limited Liability Partnership	Kazakhstan
Xerox Management Services N.V.	Belgium
Xerox N.V.	Belgium
Xerox Luxembourg SA	Luxembourg (22)
Xerox Oy	Finland
Xerox Financial Services Finland Oy	Finland
Xerox Pensions Limited	United Kingdom
Xerox Polska Sp. z o. o	Poland
Xerox Portugal Equipamentos de Escritorio, Limitada	Portugal (18)
CREDITEX - Aluguer de Equipamentos S.A.	Portugal
Xerox Professional Services Limited	United Kingdom
Xerox Property Services Limited	United Kingdom
Xerox (Romania) Echipmante Si Servici S.A.	Romania
Xerox Serviços e Participações Ltda	Brazil
Xerox Comercio e Industria Ltda	Brazil
Xerox Shared Services Romania SRL	Romania (28)
Xerox Slovenia d.o.o.	Slovenia
Xerox S.p.A.	Italy
Xerox Financial Services Italia S.p.A.	Italy
Xerox Italia Rental Services Srl	Italy
Xerox Italia Services S.p.A.	Italy
Xerox Telebusiness GmbH	Germany
Xerox (Ukraine) Ltd LLC	Ukraine (16)
Xerox S.A.S.	France (19)
Affiliated Computer Services Holdings (France) S.A.S.	France
Impika SAS	France
Xerox Financial Services SAS	France
Xerox Technology Services SAS	France
Xerox XHB Limited	Bermuda
Xerox XIB Limited	Bermuda

EXHIBIT 21

XRO Limited	United Kingdom
Nemo (AKS) Limited	United Kingdom
XRI Limited	United Kingdom
RRXH Limited	United Kingdom
RRXO Limited	United Kingdom
RRXIL Limited	United Kingdom
Veenman B.V.	Netherlands
Veenman Financial Services B.V.	Netherlands
Xerox Latinamerican Holdings, Inc.	Delaware
Xerox Lease Receivables I, LLC	Delaware
Xerox Lease Receivables 2012-2 LLC	Delaware
Xerox Lease Receivables 2013-1 LLC	Delaware
Xerox Mexicana, S.A. de C.V.	Mexico (23)
Xerox Overseas, Inc.	Delaware
XC Asia LLC	Delaware
Xerox del Peru, S.A.	Peru (24)
Xerox Realty Corporation	Delaware
Xerox Trade Receivables II LLC	Delaware
Xerox Trinidad Limited	Trinidad (17)
XESystems Foreign Sales Corporation	Barbados
XMPie Inc.	Delaware
Nuvisio Corporation	Delaware
XMPie, Ltd.	Israel

(1) Xerox Corporation owns 90% of the shares of Xerox Argentina; the remaining 10% is owned by Pacific Services and Development Corporation, a wholly-owned subsidiary of Xerox Corporation.

(2)	Owned 99.9% by XMEIBL and .1% by several individuals

(3)	Owned 96% by Xerox Egypt S.A.E., 3% by Xerox Middle East Investments (Bermuda) Limited and 1% by Egyptian Finance Company S.A.E.

(4)	Owned 80.26% by Xerox Canada Inc. and 19.74% by Xerox Canada Finance Inc.

(5)	Owned 75% by Xerox Middle East Investments (Bermuda) Limited and 25% by Egyptian Finance Company S.A.E.

(6)	[RESERVED]

(7)	Xerox Corporation indirectly owns 89. 294% and the remaining 10.706% is owned by Modi Rubber Limited and various other foreign financial institutions (3.705%).

(8)	Owned 99.9% by Xerox Corporation and .1% by Pacific Services and Development Corporation, a wholly-owned subsidiary of Xerox Corporation

(9)	Xerox International Partners is a California general partnership between FX Global, Inc. (49%) and Xerox International Joint Marketing, Inc. (51%).

(10)	[RESERVED]

(11)	Owned 49% by Xerox Middle East Investments (Bermuda) Limited; the remaining 51% is owned by a third party - the Estate of the late Hareb Al Otaiba

(12)	[RESERVED]

(13)	Owned 88.27% by Xerox Canada Inc. and 11.73% by Xerox Corporation.

(14)	[RESERVED]

(15)	Owned 51% by Xerox Middle East Investments (Bermuda) Limited; the remaining 49% is owned by a third party - the Estate of the late Hareb Al Otaiba

(16)	Owned 99% by Xerox Limited; the remaining 1% is owned by Xerox Property Services Limited, another subsidiary of Xerox Limited

(17)	Owned 75% by Xerox Corporation; the remaining 25% is owned by an outside third party in Trinidad

(18)	Owned 74% by Xerox Limited and 26% by Xerox Property Services Limited, another subsidiary of Xerox Limited.

(19)	Remaining shares transferred in Xerox S.A.S. to Xerox Overseas Holdings Limited after share capital reduction exercise

(20)	[RESERVED]

(21)	[RESERVED]

(22)	Owned 99% by Xerox NV and 1% by Xerox Financial Services Belux NV

EXHIBIT 21

(23)	Owned 99.99% by Xerox Corporation and .01% by Pacific Services and Development Corporation

(24)	Owned 95.73% by Xerox Corporation and 4.27% by Pacific Services and Development Corporation

(25)	Owned 99.99% by Xerox Corporation and .01% by Pacific Services and Development Corporation (PSDC owns only 1 share)

(26)	Owned 99% by Conway Office Products, LLC (limited partner) and 1% by Global Imaging Systems, Inc. (general partner)

(27)	[RESERVED]

(28)	Owned 95% by Xerox Limited and 5% by Emma Lambert.

(29)	Owned 99.99% by Xerox Corporation and .01% by Pacific Services and Development Corporation

(30)	Owned 99% by Xerox Capital (Europe) Limited and 1% by Xerox (UK) Limited.